Results of Meeting of Shareholders

AXP GROWTH FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson          161,067,509.378                8,777,289.897
Philip J. Carroll, Jr.   161,696,909.389                8,147,889.886
Livio D. DeSimone        161,363,098.318                8,481,700.957
Barbara H. Fraser        161,749,782.777                8,095,016.498
Ira D. Hall              161,624,688.292                8,220,110.983
Heinz F. Hutter          161,223,353.993                8,621,445.282
Anne P. Jones            161,454,050.036                8,390,749.239
Stephen R. Lewis, Jr.    161,977,476.287                7,867,322.988
Alan G. Quasha           161,843,920.313                8,000,878.962
Stephen W. Roszell       161,838,277.012                8,006,522.263
Alan K. Simpson          160,863,762.643                8,981,036.632
Alison Taunton-Rigby     161,799,304.848                8,045,494.427
William F. Truscott      161,815,746.539                8,029,052.736
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Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

  Shares Voted "For"   Shares Voted "Against"   Abstentions   Broker Non-Votes
  141,057,904.638          17,507,272.377      4,873,844.260    6,405,778.000

Proposal 3

To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

  Shares Voted "For"   Shares Voted "Against"   Abstentions   Broker Non-Votes
  91,594,183.882          10,794,945.503       3,027,271.539   4,381,082.000

Proposal 4

To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

Shares Voted "For"   Shares Voted "Against"   Abstentions   Broker Non-Votes
  90,506,862.032        10,718,195.735       4,191,343.157   4,381,082.000

* Denotes Registrant-wide proposals and voting results.
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Results of Meeting of Shareholders

AXP NEW DIMENSIONS FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                       Shares Voted "For"   Shares Withholding Authority to Vote
Arne H. Carlson         534,420,575.170               27,517,327.149
Philip J. Carroll, Jr.  535,920,182.084               26,017,720.235
Livio D. DeSimone       535,411,419.585               26,526,482.734
Barbara H. Fraser       536,103,771.858               25,834,130.461
Ira D. Hall             535,556,542.943               26,381,359.376
Heinz F. Hutter         534,838,246.456               27,099,655.863
Anne P. Jones           535,490,654.654               26,447,247.665
Stephen R. Lewis, Jr.   536,638,165.197               25,299,737.122
Alan G. Quasha          536,118,559.721               25,819,342.598
Stephen W. Roszell      536,241,543.778               25,696,358.541
Alan K. Simpson         533,993,065.721               27,944,836.598
Alison Taunton-Rigby    536,289,711.065               25,648,191.254
William F. Truscott     536,304,887.220               25,633,015.099

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    451,399,367.395       57,421,956.144     17,393,005.780   35,723,573.000

2(b). To change the name of the corporation.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    491,300,371.886       50,787,388.113     19,850,142.320        0.000

Proposal 3
To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    405,161,043.752       52,689,980.811     14,240,480.235   29,769,479.000

Proposal 4
To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    394,971,862.051       53,889,953.462     23,229,689.285   29,769,479.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP RESEARCH OPPORTUNITIES FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1

To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson          161,067,509.378                8,777,289.897
Philip J. Carroll, Jr.   161,696,909.389                8,147,889.886
Livio D. DeSimone        161,363,098.318                8,481,700.957
Barbara H. Fraser        161,749,782.777                8,095,016.498
Ira D. Hall              161,624,688.292                8,220,110.983
Heinz F. Hutter          161,223,353.993                8,621,445.282
Anne P. Jones            161,454,050.036                8,390,749.239
Stephen R. Lewis, Jr.    161,977,476.287                7,867,322.988
Alan G. Quasha           161,843,920.313                8,000,878.962
Stephen W. Roszell       161,838,277.012                8,006,522.263
Alan K. Simpson          160,863,762.643                8,981,036.632
Alison Taunton-Rigby     161,799,304.848                8,045,494.427
William F. Truscott      161,815,746.539                8,029,052.736

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

Shares Voted "For"   Shares Voted "Against"   Abstentions   Broker Non-Votes
 141,057,904.638        17,507,272.377       4,873,844.260    6,405,778.000

Proposal 3

To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

Shares Voted "For"   Shares Voted "Against"   Abstentions   Broker Non-Votes
  46,696,300.207         5,321,920.495       1,455,946.854   1,236,391.000

Proposal 4

To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

Shares Voted "For"   Shares Voted "Against"   Abstentions   Broker Non-Votes
  46,099,041.850         5,258,176.734       2,116,948.972   1,236,391.000

* Denotes Registrant-wide proposals and voting results.